UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 9, 2009

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01                                COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed in a Current Report on Form 8-K filed on January 13, 2009, Navistar International Corporation (“Navistar”) issued a press release announcing that it and Ford Motor Company (“Ford”) reached an agreement to restructure their ongoing business relationship and settle all existing litigation between the companies.

As part of the settlement agreement, both companies agreed to terminate their respective lawsuits and release each other from various actual and potential claims, including those brought in the lawsuits. Navistar also received a cash payment from Ford and will increase its equity interest in its Blue Diamond Truck (“BDT”) and Blue Diamond Parts (“BDP”) joint ventures with Ford to 75%. Finally, Navistar and Ford will end their current diesel engine supply agreement effective December 31, 2009.

On June 9, 2009, pursuant to the provisions of the settlement agreement, Navistar entered into the Fifth Amendment to the Blue Diamond Joint Venture Agreement with Ford whereby Navistar increased its equity interest in BDP from 49% to 75% as well as increased its equity interest in BDT from 51% to 75%. The receipt of additional equity interest from Ford was among the various components of the settlement agreement, and no additional consideration was paid to Ford in connection with the increase in equity interest in BDT or BDP. The acquisition of the additional equity interest in BDP was considered significant pursuant to the quantitative tests in Rule 11-01(b) of Regulation S-X under the Securities Exchange Act of 1934, as amended.

ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

The financial statements required by this item relating to the acquisitions described under Item 2.01 are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with respect to such acquisitions.

(b) Pro Forma Financial Information

The pro forma financial information required by this item relating to the acquisitions described under Item 2.01 is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with respect to such acquisitions.

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors, of our Form 10-K for the fiscal year ended October 31, 2008, which was filed on December 30, 2008, and Item 1A, Risk Factors, included within our Form 10-Q for the period ended April 30, 2009, which was filed on June 8, 2009. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: June 15, 2009	/s/ John P. Waldron
John P. Waldron Vice President and Controller